Exhibit 1

EXECUTION VERSION

This AMENDMENT TO THE SHAREHOLDERS AGREEMENT, dated as of June 13, 2016, (this “Amendment”), among NXP Semiconductors N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, registered with the Dutch Chamber of Commerce under number 34253298 and having its corporate seat (statutaire zetel) in Eindhoven (the “Company”), and the shareholders of the Company whose names appear on the signature pages hereto (such shareholders, collectively, the “Investor”) hereby amends the Shareholders Agreement, dated as of December 7, 2015 (the “Shareholders Agreement”), by and among the Company and the Investor. Capitalized terms used herein but not otherwise defined shall have the meaning assigned such term in the Shareholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.1 Amendment to Section 1.1(c)(iii). Section 1.1(c)(iii) of the Shareholders Agreement is hereby deleted in its entirety.

1.2 Undertakings. From the date hereof and ending on September 4, 2016, the parties hereto agree to the following undertakings:

(a) The Investor agrees that it shall not exercise any rights accorded to the Investor pursuant to Section 3.1(e) of the Shareholders Agreement.

(b) The Investor shall not effect more than two (2) sales of the Company’s Shares in the market (the “Blackstone Sales”).

(c) The Investor agrees to provide each Other Holder who has executed an amendment to its applicable shareholders agreement with the Company an opportunity to participate in the Blackstone Sales on the same terms and conditions and on a pro rata basis.

(d) The Company agrees to use commercially reasonable efforts to cause its transfer agent, American Stock Transfer & Trust Company, LLC, to transfer as soon as reasonably practicable all remaining Shares beneficially owned by the Investor to a brokerage account designated by the Investor.

1.3 Counterparts. This Amendment may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

1.4 Shareholders Agreement. Except as expressly amended by this Amendment, the terms of the Shareholders Agreement (and each party’s rights and obligations thereunder) shall remain unchanged and continue in full force and effect.

1.5 Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment by their authorized representatives as of the date first above written.

NXP Semiconductors N.V.

By:	/s/ Guido Dierick
Name: Guido Dierick
Title: Executive Vice President and General Counsel

BLACKSTONE CAPITAL PARTNERS (CAYMAN) V L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BLACKSTONE CAPITAL PARTNERS (CAYMAN) V-A L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BCP (CAYMAN) V-S L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BCP V CO-INVESTORS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BLACKSTONE FIRESTONE TRANSACTION PARTICIPATION PARTNERS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BLACKSTONE FIRESTONE PRINCIPAL TRANSACTION PARTNERS (CAYMAN) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V L.P.

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) V-SMD L.P.

By:	Blackstone Family GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) V L.P.

By:	BCP V GP L.L.C., its general partner

By:	/s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Person